UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026 (June 10, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2026, Vivos Therapeutics, Inc. (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with South Palm Cardiovascular Associates, LLC, a Florida limited liability company (“SPCVA”), pursuant to which the parties agreed to collaborate in the formation and operation of a new management services organization to be known as AIM Florida, LLC (“AIM Florida”). AIM Florida is intended to provide administrative, operational, billing, payer-contracting, marketing, platform, data and other non-clinical support services to one or more affiliated professional clinical entities that will deliver sleep apnea diagnostic and treatment services to patients, with the collaboration initially focused on the Palm Beach County, Florida market.

Under the Collaboration Agreement, the Company expects to hold not less than 80% of the membership interests in AIM Florida, and SPCVA expects to hold up to 20% of the membership interests, in each case subject to the negotiation and execution of definitive documentation and applicable regulatory requirements. AIM Florida is to be governed by a definitive operating agreement currently being negotiated by the parties (the “Definitive Agreement”), and the Company’s wholly owned subsidiary, Vivos Provider Network, LLC, is contemplated to serve as the initial manager of AIM Florida. The Collaboration Agreement provides that SPCVA’s investment will be made at fair market value and that all distributions of available cash and allocations of income and loss will be made solely in proportion to each member’s membership interest percentage, without regard to the volume or value of any patient referrals or other business generated among the parties. The Collaboration Agreement contains customary provisions for an arrangement of this type.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 10, 2026, the Company issued a press release announcing the Collaboration Agreement and the contemplated collaboration with SPCVA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Collaboration Agreement and the contemplated formation, capitalization, governance and operation of AIM Florida; the Company’s and SPCVA’s expected membership interests in AIM Florida; the negotiation and execution of the Definitive Agreement and related ancillary documents, including management services agreements with affiliated clinical entities; the anticipated scope, scalability and regulatory compliance of the collaboration; and the expected strategic, operational and financial benefits of the collaboration. These statements are based on current expectations and assumptions and are subject to risks and uncertainties, many of which are beyond the Company’s control, including the risk that the parties may be unable to finalize definitive agreements on acceptable terms, in a timely manner or at all; that AIM Florida may not be formed, capitalized, governed or operated as contemplated; that the collaboration may be subject to regulatory, compliance, reimbursement or operational challenges; and that the collaboration may not achieve the anticipated revenue, contribution margins, profitability or scalability. Actual results may differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Collaboration Agreement, dated as of June 10, 2026, by and between Vivos Therapeutics, Inc. and South Palm Cardiovascular Associates, LLC.

99.1	Press Release of Vivos Therapeutics, Inc., dated June 10, 2026 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Date: June 15, 2026	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chairman and Chief Executive Officer